NEWS RELEASE

DT Midstream Reports Record 2024 Results; Raises Dividend and 2025 Adjusted EBITDA Guidance

•	Full year 2024 Adjusted EBITDA of $969 million
•	Increased dividend by 12%
•	Increased 2025 Adjusted EBITDA guidance
•	Announced new agreements to serve utility-scale power generation projects

DETROIT, Feb. 26, 2025 – DT Midstream, Inc. (NYSE: DTM) today announced fourth quarter 2024 reported net income of $73 million, or $0.73 per diluted share. For the fourth quarter of 2024, Operating Earnings were $94 million, or $0.94 per diluted share. Adjusted EBITDA for the quarter was $235 million.

Full year 2024 reported net income was $354 million, or $3.60 per diluted share. For full year 2024, Operating Earnings were $375 million, or $3.81 per diluted share. Adjusted EBITDA for the year was $969 million.

Reconciliations of Operating Earnings and Adjusted EBITDA (non-GAAP measures) to reported net income are included at the end of this news release.

“As a result of a great team effort, we delivered record results in 2024, exceeding our increased guidance. I want to thank each employee for their contribution,” said David Slater, President and CEO. “We successfully closed on the largest acquisition in our history last year and completed key organic growth projects ahead of schedule and on budget. We are very well positioned to serve growing demand across our footprint and continue our track record of premium, high-quality growth.”

Slater noted the following significant business updates:

•	Increased 2025 Adjusted EBITDA guidance range to $1.095 to $1.155 billion, an 18% increase over 2024 original guidance

•	Increased dividend by 12% from fourth quarter 2024 to $0.82 per share, to be paid on April 15, 2025 to stockholders of record on March 17, 2025
•	Executed agreements for two new projects that will serve utility-scale power generation
•	Provided 2026 Adjusted EBITDA early outlook range of $1.155 to $1.225 billion, representing 6% annual growth from 2025

“Our strong financial results for 2024, along with our increased organic project backlog, expanded asset footprint, and flexible balance sheet give us high confidence in meeting our goals for this year and beyond,” said Jeff Jewell, Executive Vice President and CFO.

The company has scheduled a conference call to discuss results for 9:00 a.m. ET (8:00 a.m. CT) today. Investors, the news media and the public may listen to a live internet broadcast of the call at this link. The participant toll-free telephone dial-in number in the U.S. and Canada is 888.596.4144, and the toll number is 646.968.2525; the passcode is 9645886. International access numbers are available here. The webcast will be archived on the DT Midstream website at investor.dtmidstream.com.

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About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, compression, treatment and surface facilities. The company transports clean natural gas for utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering. DT Midstream is transitioning towards net zero greenhouse gas emissions by 2050, including a plan of achieving 30% of its carbon emissions reduction by 2030. For more information, please visit the DT Midstream website at www.dtmidstream.com.

Why DT Midstream Uses Operating Earnings, Adjusted EBITDA and Distributable Cash Flow

Use of Operating Earnings Information – Operating Earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. DT Midstream management believes that Operating Earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses Operating Earnings as the primary performance measurement for external communications with analysts and investors. Internally, DT Midstream uses Operating Earnings to measure performance against budget and to report to the Board of Directors.

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and loss from financing activities, further adjusted to include the proportional share of net income from equity method investees (excluding interest, taxes, depreciation and amortization), and to exclude certain items the company considers non-routine. DT Midstream believes Adjusted EBITDA is useful to the company and external users of DT Midstream’s financial statements in understanding operating results and the ongoing performance of the underlying business because it allows management and investors to have a better understanding of actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in the midstream industry to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. DT Midstream uses Adjusted EBITDA to assess the company’s performance by reportable segment and as a basis for strategic planning and forecasting.

Distributable Cash Flow (DCF) is calculated by deducting earnings from equity method investees, depreciation and amortization attributable to noncontrolling interests, cash interest expense, maintenance capital investment (as defined below), and cash taxes from, and adding interest expense, income tax expense, depreciation and amortization, certain items we consider non-routine and dividends and distributions from equity method investees to, Net Income Attributable to DT Midstream.

Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings. We believe DCF is a meaningful performance measurement because it is useful to us and external users of our financial statements in estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and making maintenance capital investments, which could be used for discretionary purposes such as common stock dividends, retirement of debt or expansion capital expenditures.

In this release, DT Midstream provides 2025 and 2026 Adjusted EBITDA guidance. The reconciliation of net income to Adjusted EBITDA as projected for full-year 2025 and 2026 is not provided. DT Midstream does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DT Midstream is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DT Midstream is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.

Forward-looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; industry changes, including the impact of consolidations, alternative energy sources, technological advances, infrastructure constraints and changes in competition; changes in global trade policies and tariffs; global supply chain disruptions; actions taken by third-party operators, producers, processors, transporters and gatherers; changes in expected production from Expand Energy and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; our ability to successfully and timely implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to finance, complete, or successfully integrate acquisitions; our ability to realize the anticipated benefits of the Midwest Pipeline Acquisition and our ability to manage the risks of the Midwest Pipeline Acquisition; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyber attacks on United States critical infrastructure; changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas;

geologic and reservoir risks and considerations; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects; the impacts of geopolitical events, including the conflicts in Ukraine and the Middle East; labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to pipeline safety, climate change and greenhouse gas emissions; changes in laws and regulations or enforcement policies, including those relating to construction and operation of new interstate gas pipelines, ratemaking to which our pipelines may be subject, or other non-environmental laws and regulations; ability to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the success of our risk management strategies; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 and our reports and registration statements filed from time to time with the SEC.

The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled “Risk Factors” in our Annual Report for the year ended December 31, 2024, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Investor Relations

Todd Lohrmann, DT Midstream, 313.774.2424
investor_relations@dtmidstream.com

DT Midstream, Inc.

Reconciliation of Reported to Operating Earnings (non-GAAP, unaudited)

	Three Months Ended
	December 31,						September 30,
	2024						2024
	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings
	(millions)
Midwest Pipeline Acquisition Tax Impact		$—		$22	A			$—	$—
Louisiana Tax Impact		—		(4)	B			—	—
Bridge Facility		4	C	(1)				—	—
Net Income Attributable to DT Midstream	$73	$4		$17		$94	$88	$—	$—	$88

	Year Ended
	December 31,						December 31,
	2024						2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings
	(millions)
Midwest Pipeline Acquisition Tax Impact		$—		$22	A			$—	$—
Louisiana Tax Impact		—		(2)	B			—	—
Bridge Facility		4	C	(1)				—	—
Net Income Attributable to DT Midstream	$354	$4		$17		$375	$384	$—	$—	$384

(1)	Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments

Adjustments Key

A	State tax rate increase impact to deferred income tax expense due to Midwest Pipeline Acquisition
B	State tax rate reduction impact to deferred income tax expense due to enacted tax legislation
C	Bridge Facility interest expense related to funding Midwest Pipeline Acquisition

DT Midstream, Inc.

Reconciliation of Reported to Operating Earnings per diluted share (1) (non-GAAP, unaudited)

	Three Months Ended
	December 31,						September 30,
	2024						2024
	Reported Earnings	Pre-tax Adjustments		Income Taxes (2)		Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (2)	Operating Earnings
	(per share)
Midwest Pipeline Acquisition Tax Impact		$—		$0.22	A			$—	$—
Louisiana Tax Impact		—		(0.04)	B			—	—
Bridge Facility		0.04	C	(0.01)				—	—
Net Income Attributable to DT Midstream	$0.73	$0.04		$0.17		$0.94	$0.90	$—	$—	$0.90

	Year Ended
	December 31,						December 31,
	2024						2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes (2)		Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (2)	Operating Earnings
	(per share)
Midwest Pipeline Acquisition Tax Impact		$—		$0.22	A			$—	$—
Louisiana Tax Impact		—		—	B			—	—
Bridge Facility		0.04	C	(0.01)				—	—
Net Income Attributable to DT Midstream	$3.60	$0.04		$0.17		$3.81	$3.94	$—	$—	$3.94

(1)	Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations
(2)	Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments

Adjustments Key

A	State tax rate increase impact to deferred income tax expense due to Midwest Pipeline Acquisition
B	State tax rate reduction impact to deferred income tax expense due to enacted tax legislation
C	Bridge Facility interest expense related to funding Midwest Pipeline Acquisition

DT Midstream, Inc.

Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA (non-GAAP, unaudited)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
Consolidated	(millions)
Net Income Attributable to DT Midstream	$73	$88	$354	$384
Plus: Interest expense	36	38	153	150
Plus: Income tax expense	43	30	137	104
Plus: Depreciation and amortization	53	53	209	182
Plus: Loss from financing activities	1	4	5	—
Plus: EBITDA from equity method investees (1)	72	70	284	286
Less: Interest income	(5)	(1)	(7)	(1)
Less: Earnings from equity method investees	(37)	(40)	(162)	(177)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(4)	(4)
Adjusted EBITDA	$235	$241	$969	$924

(1)	Includes share of our equity method investees’ earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA.” A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:
	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
	(millions)
Earnings from equity method investees	$37	$40	$162	$177
Plus: Depreciation and amortization attributable to equity method investees	21	20	82	82
Plus: Interest expense attributable to equity method investees	14	10	40	27
EBITDA from equity method investees	$72	$70	$284	$286

DT Midstream, Inc.

Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA

Pipeline Segment (non-GAAP, unaudited)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
Pipeline	(millions)
Net Income Attributable to DT Midstream	$60	$71	$276	$278
Plus: Interest expense	10	12	47	55
Plus: Income tax expense	35	24	107	75
Plus: Depreciation and amortization	19	18	74	69
Plus: Loss from financing activities	1	2	3	—
Plus: EBITDA from equity method investees (1)	72	70	284	286
Less: Interest income	(3)	—	(4)	(1)
Less: Earnings from equity method investees	(37)	(40)	(162)	(177)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(4)	(4)
Adjusted EBITDA	$156	$156	$621	$581

(1)	Includes share of our equity method investees’ earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA.” A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:
	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
	(millions)
Earnings from equity method investees	$37	$40	$162	$177
Plus: Depreciation and amortization attributable to equity method investees	21	20	82	82
Plus: Interest expense attributable to equity method investees	14	10	40	27
EBITDA from equity method investees	$72	$70	$284	$286

DT Midstream, Inc.

Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA

Gathering Segment (non-GAAP, unaudited)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
Gathering	(millions)
Net Income Attributable to DT Midstream	$13	$17	$78	$106
Plus: Interest expense	26	26	106	95
Plus: Income tax expense	8	6	30	29
Plus: Depreciation and amortization	34	35	135	113
Plus: Loss from financing activities	—	2	2	—
Less: Interest income	(2)	(1)	(3)	—
Adjusted EBITDA	$79	$85	$348	$343

DT Midstream, Inc.

Reconciliation of Net Income Attributable to DT Midstream to Distributable Cash Flow (non-GAAP, unaudited)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
Consolidated	(millions)
Net Income Attributable to DT Midstream	$73	$88	$354	$384
Plus: Interest expense	36	38	153	150
Plus: Income tax expense	43	30	137	104
Plus: Depreciation and amortization	53	53	209	182
Plus: Loss from financing activities	1	4	5	—
Plus: Adjustments for non-routine items (1)	—	(416)	(416)	(371)
Less: Earnings from equity method investees	(37)	(40)	(162)	(177)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(4)	(4)
Plus: Dividends and distributions from equity method investees	43	465	633	623
Less: Cash interest expense	(60)	(6)	(140)	(140)
Less: Cash taxes	(5)	(4)	(12)	(22)
Less: Maintenance capital investment (2)	(13)	(4)	(30)	(29)
Distributable Cash Flow	$133	$207	$727	$700

(1)	Distributable Cash Flow calculation excludes certain items we consider non-routine. For the year ended December 31, 2024, adjustments for non-routine items included the $416 million Millennium financing distribution. For the year ended December 31, 2023, adjustments for non-routine items included the $371 million NEXUS financing distribution.
(2)	Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings.

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